Exhibit 10.2

PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
EMERYVILLE OFFICE, L.L.C.,
a Delaware limited liability company
AS SELLER
AND
KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company
AS PURCHASER
FOR
1900-2200 Powell Street
Emeryville, California
Dated as of November 14, 2014

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 14th day of November, 2014 (the “Effective Date”) by and between EMERYVILLE OFFICE, L.L.C., a Delaware limited liability company (“Seller”), having an office at 3347 Michelson Drive, Suite 200, Irvine, California 92612, and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”), having an office at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.
ARTICLE I
PURCHASE AND SALE
1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:
(a)    that certain tract or parcel of land situated in Alameda County, California, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the beneficial easements, rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
(b)    the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, those certain buildings located thereon having a street address of 1900-2200 Powell Street, Emeryville, California (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);
(c)    all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used in connection with the operation and management of the Land and the Improvements and including, without limitation, those items described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);
(d)    all of Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C-1 (the “Lease Schedule”) attached hereto and made a part hereof and the leases, if any, hereafter entered into by Seller in accordance with the terms of this Agreement (the property described in clause (d) of this Section 1.1 being herein referred to as the “Leases”), including all amendments and modifications to the Leases and all guaranties ensuring performance of the obligations under the Leases, together with all prepaid rent, damage, escrow and security deposits under the Leases as set forth on Exhibit C-2 attached hereto and made a part hereof to the extent not applied pursuant to Section 5.4(g) hereof.; and

(e)    all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit D (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, to the extent Purchaser elects to assume the same in accordance with the provisions of Section 3.3 below, and also including specifically, the assignable equipment leases listed and described on Exhibit D, if any (it being understood that any and all existing service contracts which are pursuant to a master contract which includes the Property and other real properties owned by Seller’s affiliates (x) shall be terminated with respect to the Property at Closing, (y) do not appear on the Operating Agreements Schedule and (z) shall not be assigned to or assumed by Purchaser), and (ii) all licenses, permits, approvals, blueprints, plans, specifications, maps, drawings, all assignable warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property and all intangible rights and property, including, without limitation, any websites and webnames pertaining to the Land and Improvements, and all rights of ownership and use of any names or trade names used in connection with the Land and Improvements (the property described in this Section 1.1(e)(ii) being sometimes herein referred to collectively as the “Intangibles”).
1.2    Property Defined. The Land, the Improvements, the Personal Property, the Leases, the Operating Agreements and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”
1.3    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).
1.4    Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TWO HUNDRED FORTY-EIGHT MILLION AND NO/100 DOLLARS ($248,000,000.00) (the “Purchase Price”), subject to the adjustments and prorations provided for under this Agreement.
1.5    Payment of Purchase Price. Provided that all conditions precedent set forth in Section 4.7 herein have been satisfied or waived by Purchaser in writing on or before the Closing Date, the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Escrow Company (as such term is defined in Section 1.6 hereof) in writing to Purchaser prior to the Closing; said funds shall be so deposited not later than 11:30 a.m. PST on the date of Closing.
1.6    Earnest Money. Not later than one business day after the Effective Date, Purchaser shall deposit with Commonwealth Land Title Insurance Company (the “Escrow Company”), having its office at 4100 Newport Place Drive, Suite 120, Newport Beach, CA 92660, Attention: Joy Eaton the sum of Two Million Dollars ($2,000,000.00) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof, Purchaser shall, no later than one business day after expiration of the

Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Company the additional sum of Six Million Dollars ($6,000,000.00) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Escrow Company shall hold the First Deposit, the Second Deposit and the Extension Deposit (if and when made, and as such term is defined in Section 4.1 below) in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.8 hereof. The First Deposit, the Second Deposit and the Extension Deposit (if and when made), together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. If Purchaser fails to deliver the Second Deposit to the Escrow Company within the time period specified above, this Agreement shall terminate automatically and, in such event, Escrow Company shall deliver the Earnest Money to Purchaser promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.
1.7    Independent Consideration. Notwithstanding anything herein to the contrary, One Hundred and No/100 Dollars ($100.00) of the Earnest Money is non-refundable to Purchaser under any circumstances, shall not be applied towards the Purchase Price, shall be disbursed to Seller upon the Closing or any termination of this Agreement, shall be deemed fully earned by Seller upon the deposit thereof and shall be independent of any other consideration provided hereunder.
1.8    Delivery to Escrow Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with Escrow Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Escrow Company) serve as escrow instructions to Escrow Company for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as Escrow Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
ARTICLE II
TITLE AND SURVEY
2.1    Title Examination; Commitment for Title Insurance. Seller has obtained from Commonwealth Land Title Insurance Company, 888 S. Figueroa Street, Suite 2100 Los Angeles, California 90017, Attention: Barbara Laffer (the “Title Company”) and delivered, or shall obtain from the Title Company and deliver, to Purchaser, an ALTA title insurance report (the “Title Commitment”) covering the Property. Purchaser shall have until the date (the “Title Exam

Deadline”), which is five (5) business days prior to the expiration of the Inspection Period to review the Title Commitment and at Closing obtain from the Title Company an Owner’s Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. At Purchaser’s option, Purchaser may coordinate all title matters directly with Amy Musselmen of the Title Company, whose address is 888 S. Figueroa Street, Suite 2100 Los Angeles, California 90017.
2.2    Survey. Seller has delivered or shall deliver to Purchaser and the Title Company, Seller’s existing ALTA survey of the Property (the “Survey”). Purchaser may, at its sole cost and expense, update and recertify the Survey.
2.3    Title Objections; Cure of Title Objections. Purchaser shall have until the Title Exam Deadline to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections. Within two (2) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to respond within said two (2) business day period shall be deemed to be Seller’s election not to cure any such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same (so that they no longer burden the Property) and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed fifteen (15) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure (so that they no longer burden the Property) prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof; Purchaser shall, within one (1) business day after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii). Purchaser’s failure to respond within said one (1) business day period shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above.

2.4    Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser a standard coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price; provided, however, that Purchaser may require the Title Policy to be issued as an ALTA/extended coverage Policy of Title Insurance so long as Purchaser provides the Title Company with any required update and/or recertification of the Survey. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:
(a)    the rights of tenants, as tenants only, under the Leases, with no rights to purchase all or any portion of the Property;
(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;
(c)    liens encumbrances or other items created by Purchaser or its agents;
(d)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and
(e)    items appearing in the Title Commitment or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.
Notwithstanding the foregoing or anything stated to the contrary in this Agreement (a) Purchaser disapproves all monetary liens affecting the Property (other than liens for non-delinquent real property taxes and/or assessments and any title exception the Title Company may include in the Title Policy for unpaid works of improvement related to the amounts credited to Purchaser pursuant to Sections 4.5 (b) (vii) and (f) hereof), and Seller covenants to cause all such liens to be eliminated at Seller’s sole cost and expense (including all pre-payment penalties and charges) prior to or concurrently with Closing, (b) Permitted Exceptions shall not include, and there shall be no exception for, mechanic’s liens in the Title Policy (other than as to any amounts credited to Purchaser pursuant to Sections 4.5(b)(vii) and (f) hereof. Purchaser shall deliver to Seller a form of proforma title insurance policy (the “Proforma Policy”) acceptable to Purchaser prior to the expiration of the Inspection Period that does not set forth any requirements inconsistent with the terms of this Agreement, and the form of Title Policy that shall be delivered to Purchaser as provided in Sections 2.4 and 4.7(d) shall be the form of title policy provided for in such ProForma Policy delivered to Seller.
2.5    Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters (so that they no longer burden the Property), the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed fifteen (15) days after the date for Closing set forth in Section 4.1 hereof.
ARTICLE III
INSPECTION PERIOD
3.1    Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 3, 2014 (hereinafter referred to as the “Inspection Period”), and continuing thereafter until the Closing Date, Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials and such other materials as may be reasonably requested by Purchaser to the extent the same are in existence and in Seller’s possession (the “Property Documents”), but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information.
Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Seller shall provide to Purchaser, in written form if so requested by Purchaser, answers to such questions relating to the Property which are required in connection with Purchaser’s 3-14 Audit, to the extent such information is in existence and in Seller’s possession. Additionally, Seller covenants to cooperate with Purchaser and to make available to Purchaser (at no cost or expense to Seller) all information in the possession of Seller needed to evaluate and answer questions for the completion of Purchaser’s 3-14 Audit.
Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours’ prior written notice to Seller and in the presence of Seller or its representative. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent, which may be withheld in Seller’s sole discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by

Purchaser with respect to inspections and/or tests on the Property, Purchaser shall substantially restore the Property to a condition which is as near as possible to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants of the Property without coordinating the same through Seller and Seller shall have the right to have a representative present at any meeting bewteen Purchaser and any tenant. Purchaser shall not disrupt Seller’s or any tenant’s activities on the Property. Seller shall also make available to Purchaser for interviews regarding the Property, Seller’s personnel, agents and managers. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement for a period of nine (9) months; provided, that, Purchaser’s indemnity hereunder shall not include any losses, cost, damage or expenses resulting from the negligence of Seller, or the mere discovery of any pre-existing condition of the Property which is not exacerbated as a result of such inspection. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.
3.2    Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser’s sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.
3.3    Assumption of Operating Agreements. During the Inspection Period, Purchaser shall notify Seller as to which Operating Agreements, if any, Purchaser will assume for the Property and which Operating Agreements for such Property shall be terminated by Seller at Closing. Purchaser will assume the obligations first accruing and arising from and after the Closing Date under those Operating Agreements which Purchaser has elected to assume. Seller shall terminate at Closing all Operating Agreements that are not so assumed. Notwithstanding the foregoing, Seller shall terminate at Closing, and Purchaser shall not assume, any property management or leasing agreement affecting the Property.

ARTICLE IV
CLOSING
4.1    Time and Place. The parties shall conduct an escrow closing (the “Closing”) on December 23, 2014, or such later date as the same may be extended to pursuant to Section 2.3 or 2.5 hereof (the “Closing Date”); provided, however, Purchaser may extend the Closing Date to December 30, 2014, provided that by December 19, 2014, Purchaser delivers to Seller written notice of Purchaser's intention to extend the Closing Date and Purchaser deposits with Escrow Company an additional deposit, in cash or current funds, in the amount of Two Million Dollars ($2,000,000.00)(the "Extension Deposit"), which shall be credited at the Closing towards the Purchase Price. The Extension Deposit, once made, will be treated as part of the Earnest Money for all purposes under this Agreement. In the event the Closing does not occur on or before the Closing Date, the Escrow Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof all items which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.
4.2    Seller’s Obligations at Closing. Not less than one (1) business day prior to Closing, Seller shall deliver to the Escrow Company:
(a)    a duly executed grant deed (the “Deed”) in the form of Exhibit E attached hereto, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;
(b)    four (4) duly executed counterparts of a bill of sale in the form of Exhibit F attached hereto;
(c)    four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases in the form of Exhibit G attached hereto;
(d)    four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles in the form of Exhibit H attached hereto; provided that, in the event any assignable warranty or guaranty requires the consent or action of a third party, Seller shall use reasonable efforts to obtain such consent or other action as soon as practical after the Closing in accordance with Section 10.12 hereof;
(e)    the Approved Estoppels (as defined in Section 5.4(e) hereof), to the extent received by Seller from the tenants under the Leases;

(f)    one (1) duly executed original of a notice in the form of Exhibit I attached hereto which Purchaser shall send copies of to each of the tenants under the Leases informing such tenants of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable, any security deposits) and directing that all rent and other sums payable under the Leases after the Closing shall be paid as set forth in the notice;
(g)    four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in Section 5.1 of this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of any change that is not expressly permitted under the terms of this Agreement shall constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate. Notwithstanding anything herein to the contrary, the certificate required pursuant to this Section 4.2(g) shall survive only for the survival period set forth in Section 5.3 hereof, and any liability of Seller pursuant to such certificate shall be made expressly subject to such survival period and to the other provisions of Section 5.3 hereof, including, without limitation, the Cap (as such term is defined in Section 5.3 hereof);
(h)    such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(i)    four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit J attached hereto, and four (4) duly executed originals of a California Form 593-C confirming that no withholding is required;
(j)    the Leases, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property; and
(k)    a duly executed title affidavit or owner’s affidavit in form satisfactory to the Title Company to enable the Title Company to issue the Title Policy;

(l)    all keys for the Property (which may be left at the Property); and
(m)    such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.
At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions. Purchaser shall, at de minimis cost, expense, liability or potential liability to Purchaser, reasonably cooperate with Seller, for a period of seven (7) years after the Closing in case of Seller’s need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records in Purchaser’s possession, which right shall survive the Closing.
4.3    Purchaser’s Obligations at Closing. Not later than one (1) business day prior to Closing (unless a different time period is specified below), Purchaser shall deliver to Escrow Company:
(a)    On the Closing Date by 11:30 a.m. PST, the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be delivered into escrow and applied towards payment of the Purchase Price;
(b)    four (4) duly executed counterparts of the instruments described in Sections 4.2(b), 4.2(c) and 4.2(d) hereof and one (1) duly executed counterpart of the instrument described in Section 4.2(f) hereof;
(c)    such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and
(d)    such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
4.4    Escrow Company’s Obligations at Closing. When Purchaser and Seller have satisfied their respective Closing obligations under Sections 4.2 and 4.3 hereof and each of the conditions under Sections 4.7 and 4.8 hereof have either been satisfied or waived, Escrow Company shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Purchaser’s and Seller’s closing instructions:
(a)    prorate and allocate all matters as described in Sections 4.5 and 4.6 hereof;
(b)    at such time as Escrow Company holds and is irrevocably obligated to deliver the Purchase Price to Seller, record the Deed in the Official Records of Alameda County, California;

(c)    disburse funds deposited by Purchaser with the Escrow Company towards payment of all items chargeable to the account of Purchaser pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to the Escrow Company prior to the Closing;
(d)    deliver to an address designated by Purchaser the fully executed original counterparts of the instrument described in Section 4.2(f) hereof;
(e)    deliver to Seller and Purchaser two (2) fully executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d), 4.2(g) and 4.2(i) hereof;
(f)    deliver to Seller and Purchaser settlement statements prepared by Escrow Company and approved by Seller and Purchaser prior to the Closing; and
(g)    direct the Title Company to issue the Title Policy in the form of the ProForma Policy to Purchaser.
4.5    Credits and Prorations.
(a)    The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing (based on the periods to which they relate and are applicable, and regardless of when payable), as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:
(i)    rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases);
(ii)    taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;
(iii)    payments under the Operating Agreements;
(iv)    gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and
(v)    any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.
(b)    Notwithstanding anything contained in the foregoing provisions:
(i)    At Closing, (A) Seller shall, at Seller’s option, either deliver to Purchaser any security deposits under the Leases in the amounts set forth on Exhibit C-2 attached hereto and under any new Leases entered into after the Effective Date, except to the extent such security deposits have been applied pursuant to Section 5.4(g) hereof or credit to the account of Purchaser the amount of such security deposits to the extent such security deposits have not been applied against delinquent rents or otherwise as provided in the Lease), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property to the extent such deposits are assignable and assigned to Purchaser at Closing, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits. In the event any security deposits shall have been deposited with Seller in a form of a letter of credit, Seller shall satisfy its obligations hereunder with respect to such security deposit by delivering to Purchaser at Closing such original letter of credit and executing and delivering at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Purchaser (or, if such instruments are not then available, written instructions to the issuer in the form prescribed by such issuer to change the beneficiary thereunder). Purchaser shall receive a credit at Closing equal to all transfer fees required to be paid in connection with the transfer of any letters of credit to Purchaser as provided in this Section 4.5(b)(i).
(ii)    Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current fiscal year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.
(iii)    Charges referred to in Section 4.5(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.
(iv)    Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.
(v)    As to gas, electricity and other utility charges referred to in Section 4.5(a)(iv) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.
(vi)    Intentionally Omitted.
(vii)    Seller shall be responsible for the payment of all Tenant Inducement Costs (as hereinafter defined) and leasing commissions with respect to the current terms of the Leases in effect as of the Effective Date, and to the extent the same have not been paid as of the Closing Date, Purchaser shall receive a credit for the same at Closing and shall thereafter be responsible for the payment of the same after the Closing to the extent of the credit received by Purchaser at Closing. Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) as a result of any renewals or modifications of the Leases, or any new Leases, approved or deemed approved in accordance with Section 5.4(d) hereof, between the Effective Date and the date of Closing, but only to the extent such Tenant Inducement Costs or leasing commissions are set forth in the Leases or are otherwise disclosed to Purchaser in writing at the time of Purchaser’s approval (or deemed approval) of such new Lease, or Lease renewal or modification pursuant to Section 5.4(d), and (B) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the date of Closing to the extent such Tenant Inducement Costs or leasing commissions are set forth in the Leases or are otherwise disclosed to Purchaser in writing at the time of Purchaser’s approval (or deemed approval) of such new Lease, or Lease renewal or modification pursuant to Section 5.4(d). If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. Seller shall be responsible for all other Tenant Inducement Costs and leasing commissions for which Purchaser is not responsible under this Section 4.5(b)(vii). For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under any Leases to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that except as set forth in Section 4.5(e) below, Seller shall bear the loss resulting from any free rental period until the date of Closing.
(viii)    Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing by billing to collect all rents in the usual course of Purchaser’s operation of the Property for a period of six (6) months after the Closing Date, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. In the event that there shall be any rents or other charges under the Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser.
(c)    To the extent that any additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, “Expenses”) is paid by tenants to landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment after the Closing in the ordinary course of business. Purchaser shall work diligently with Seller to finalize the reconciliation of Expenses as soon as possible, but in no event later than one hundred twenty (120) days after the close of the calendar year. Purchaser shall be responsible for billing and collecting, if necessary, any amounts owed by tenants as a result of the reconciliation. If Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Expenses, Purchaser agrees to refund such deficiency to Seller within thirty (30) days of receipt of funds. If any tenant is owed a refund, Seller agrees to refund to Purchaser its proportionate share within thirty (30) days after receiving notification from Purchaser of such amounts owed; Seller shall have the right to review the true-up and withhold any refund until the completion of said review.
(d)    If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less (i) the equitable prorated costs of collection and (ii) any amounts due to tenants pursuant to the terms of the Leases.
(e)    Purchaser shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any “free rent” periods attributable to periods from and after the Closing Date for the Leases listed in Exhibit C-1.

(f)    Purchaser shall be credited at Closing for those capital expenditure items to be set forth on a schedule approved by Seller and Purchaser prior to Closing, and Purchaser shall be obligated to pay any item for which Purchaser receives a credit when due. From and after the Closing, Purchaser shall be responsible for completion of and payment for the capital improvements for which Purchaser has received a credit.
(g)    The provisions of this Section 4.5 shall survive Closing.
4.6    Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) any county, and 50% of any city transfer tax, documentary stamp tax, or similar tax which becomes payable by reason of the transfer of the Property; (c) one-half (1/2) of any escrow fee which may be charged by Escrow Company; and (d) any transfer fee and any other fee or charge due to any owners association in connection with the transfer of the Property. Purchaser shall pay (t) the fees of any counsel representing Purchaser in connection with this transaction; (u) the premium for the Title Policy and the costs of any endorsements thereto; (v) for the cost of the any update or recertification of the Survey; (w) the fees for recording the deed conveying the Property to Purchaser; (x) one-half (1/2) of any escrow fees charged by Escrow Company and (y) 50% of any city transfer tax, documentary stamp tax, or similar tax which becomes payable by reason of the transfer of the Property. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.
4.7    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a)    Seller shall have delivered all of the items required to be delivered by Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.
(b)    All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement).
(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.
(d)    At Closing, the Title Company shall have irrevocably committed to issue the Title Policy upon the Closing subject only to the exceptions set forth in the Proforma Policy.
(e)    Purchaser shall have received, no less than three (3) business days prior to the Closing Date, fully executed Approved Estoppels, with no changes other than (i) changes as may be permitted under the applicable Lease, including, without limitation, the form of estoppel that is required under such Lease but which may not disclose the existence of any default thereunder or (ii) changes reasonably approved by Purchaser and not disclosing the existence of any default under the Leases referenced to therein, from tenants leasing space in the Property covering at least seventy five percent (75%) of the leased rentable floor area of the Property (including the 5 largest tenants as measured by the rentable square footage of space in the Property).
4.8    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a)    Purchaser shall have deposited with the Escrow Company the Purchase Price, as adjusted pursuant to and payable in the manner provided for in this Agreement.
(b)    Purchaser shall have delivered all of the items required to be delivered by Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.
(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.
(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:
(a)    Organization and Authority. Seller has been duly organized and is validly existing under the laws of Delaware and is qualified to do business in the State of California. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.
(b)    Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or the transaction contemplated by this Agreement, except for slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy.
(c)    Leases. Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Except as set forth in the Lease Schedule, to Seller’s knowledge, there are no other leases or occupancy agreements to which Seller is a party affecting the Property. Seller does not represent or warrant that any of the Leases will be in force or effect at Closing or that the tenants under the Leases will have performed its or their obligations thereunder.
(d)    Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Property are pending or threatened.
(e)    OFAC. Seller represents and warrants that (a) Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as hereinafter defined), (b) to Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.
(f)    Violation of Law. To Seller’s knowledge, Seller has not received any written notice of any violation of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property including, without limitation, violations relating to environmental matters affecting the Property.
(g)    No Other Contracts. The Operating Agreements listed on Exhibit D attached hereto are all of the service contracts affecting the Property which will not be terminated prior to Closing and, except for the Operating Agreements, if any, Purchaser elects to assume pursuant to the provisions of Section 3.3 hereof, there shall not be any Operating Agreements or contracts or agreements of any type pertaining to the Property, the obligation or liability for which Purchaser or the Property could be liable after the Closing.
5.2    Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of LBA Realty, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to the following person, whom Seller represents is the most knowledgeable person with respect to the matters covered by Seller’s representations and warranties: Don Shaver.

5.3    Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of nine (9) months. After Closing, no claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing (it being agreed that information that is set forth in due diligence materials physically provided to Purchaser and/or all items made available in the electronic war room or in any Approved Estoppel received by Purchaser shall be deemed “known” to Purchaser), (b) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand and No/100 Dollars ($100,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period and an action shall have been commenced by Purchaser against Seller within ten (10) days after the termination of the survival period provided for above in this Section 5.3. Purchaser agrees, at de minimis cost, expense, liability or potential liability to Purchaser, and for a period of three (3) months after the Closing Date, to first seek recovery (without the requirement of filing any lawsuit) under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser to the extent Purchaser’s claim is satisfied from such insurance policies, service contracts or the Leases; following the expiration of such three (3) month period, Purchaser shall be free to pursue Seller. As used herein, the term “Cap” shall mean the total aggregate amount of Three Million and No/100 Dollars ($3,000,000.00). In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(g) hereof exceed the amount of the Cap; provided, however, the Cap shall not apply to the prorations under this Agreement or Seller’s broker indemnity obligations under Section 8.1.
5.4    Covenants of Seller. Seller hereby covenants with Purchaser as follows:
(a)    From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.
(b)    From and after the Effective Date, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Purchaser for the sale or transfer of any interest in the Property.
(c)    Seller shall use commercially reasonable efforts to prepare, or cause to be prepared, and deliver to Purchaser for review and approval, within three (3) business days following the Effective Date, the estoppel certificates Seller intends to deliver to the tenants (“Prepared Estoppels”), which shall be based on the form of tenant estoppel certificate attached hereto as Exhibit K, and Seller shall remit, or cause to be remitted, the Prepared Estoppels to all the tenants of the Property for signature within five (5) business days following Purchaser’s notice to Seller that Purchaser has approved the Prepared Estoppels (which notice shall set forth any required corrections). If Purchaser fails to notify Seller of its approval of, or any changes to, the Prepared Estoppels it receives from Seller for approval within five (5) business days following Purchaser’s receipt of the same, Seller shall forward such Prepared Estoppels to all the tenants of the Property without Purchaser’s prior approval. Estoppel certificates prepared by Seller and approved (or deemed approved) by Purchaser as provided above are hereinafter referred to, collectively, as “Approved Estoppels”.
Seller agrees that upon the request of Purchaser, Seller shall deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Purchaser’s lender (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Purchaser shall not constitute a default by Seller under this Agreement.
(d)    Seller shall not enter into any renewal or modification of any Leases or any new Lease of all or any portion of the Property between the Effective Date and the date of Closing without first obtaining Purchaser’s prior written consent (which shall not be unreasonably withheld or conditioned prior to the expiration of the Inspection Period, but which may be withheld or granted in Purchaser’s sole discretion thereafter). Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, excluding legal fees, incurred by Seller pursuant to a renewal or a modification or a new Lease approved (or deemed approved) by Purchaser in accordance with the provisions of this Section 5.4(d), but only to the extent the same is the responsibility of Purchaser pursuant to the provisions of Section 4.5(b)(vii) hereof.
(e)    From and after the Effective Date, without the consent of Purchaser (which shall not be unreasonably withheld), Seller shall not (except as required by law), enter into or modify any contracts or agreements affecting or relating to the Property which will survive the Closing or will otherwise affect the use or operation of the Property after the Closing.
(f)    Seller shall use commercially reasonable efforts, at de minimis cost and expense to Seller, to obtain estoppel certificates, in form and substance reasonably satisfactory to Purchaser with respect to any covenant, condition and restriction, or reciprocal easement agreement or other similar instrument to the extent reasonably requested by Purchaser.
(g)    From and after the Effective Date, Seller shall not apply any security deposit held under any of the Leases except to the extent the tenant under the applicable Lease is more than sixty (60) days delinquent on the payment of any sum owing under its Lease, in which event, Seller shall give notice to Seller of such application.

5.5    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a)    ERISA. Purchaser is not acquiring the Property with the assets of a employee benefit plan as defined in Section 3(3) of ERISA.
(b)    Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of its state of formation and, by Closing, Purchaser or its assignee will be qualified to transact business in the state of California. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.
(c)    Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser.
(d)    OFAC. Purchaser and, to Purchaser’s actual knowledge, each person or entity owning an interest in Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person”, to Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).
5.6    Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) hereof shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of nine (9) months.
5.7    Covenants of Purchaser. In the event this Agreement terminates for any reason other than a Seller default, upon the written request of Seller, Purchaser shall promptly furnish to Seller copies of (a) any reports received by Purchaser in connection with any such inspection, and (b) any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (“ADA”), 42 U.S.C. §12101, et seq., if applicable), all without any representation or warranty of any kind and subject to any confidentiality restrictions contained therein.

ARTICLE VI
DEFAULT
6.1    Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY, RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT HEREUNDER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.

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AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF OR PURCHASER’S OBLIGATIONS UNDER SECTION 10.24 HEREOF.
SELLER:     ___/s/ SB_________    PURCHASER:     ___/s/ CS___________
6.2    Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default hereunder or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, along with a reimbursement of Purchaser’s out-of-pocket expenses not to exceed One Hundred Thousand Dollars ($100,000.00), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as expressly provided above in this Section 6.2, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to proceed under clause (i) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred. The foregoing is not intended to limit Seller’s obligations under Section 10.24 hereof.
ARTICLE VII
RISK OF LOSS
7.1    Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2    Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.3    Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: a condemnation or casualty that (i) with respect to a casualty, the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser (if Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller), equal to or greater than Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), (ii) causes access to or parking on the Property to be materially adversely affected, (iii) results in the Property materially violating any laws or materially failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, or (iv) entitles any tenant leasing in excess of 25,000 square feet to terminate their Lease.
ARTICLE VIII
COMMISSIONS
8.1    Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Eastdil Secured (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that, except for the Broker, neither Seller nor Purchaser has engaged any other broker or finder in connection with this transaction, and should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX
DISCLAIMERS AND WAIVERS
9.1    No Reliance on Documents. Except as expressly stated in this Agreement or in any documents executed in connection with this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated in this Agreement or in any documents executed in connection with this Agreement. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.
9.2    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION

PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT. PURCHASER AGREES THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO

EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Notwithstanding any provision hereof to the contrary, Purchaser does not release Seller from, (a) any damages, claims, liabilities or obligations arising out of or in connection with a breach of any covenant, representation or warranty of Seller set forth in this Agreement or any of the documents executed in connection with this Agreement, or (b) Seller’s fraud.
9.3    Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.
ARTICLE X
MISCELLANEOUS
10.1    Confidentiality. Prior to Closing, Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information (a) to the agents, lenders, employees, consultants, accountants and attorneys of Purchaser provided that such persons treat such data and information confidentially, or (b) as otherwise required by law. In the event this Agreement is terminated or Purchaser fails to perform hereunder, upon Seller’s written request, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding (or contemplating holding) an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the REIT's broker/dealer network and any of the REIT’s investors.
10.2    Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding (or contemplating holding) an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the REIT's broker/dealer network and any of the REIT’s investors.
10.3    Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
10.4    Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, shall constitute a default by Purchaser under this Agreement. Without limitation of the foregoing, no assignment by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the investment advisor without the prior written consent of Seller.
10.5    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o LBA Realty 3347 Michelson Drive, Suite 200 Irvine, California 92612 Attention: Mr. Steven R. Layton Telecopy: (949) 955-9325

with a copy to:	Seyfarth Shaw LLP 333 South Hope Street, Suite 3900 Los Angeles, California 90071 Attention: Richard C. Mendelson, Esq. Telecopy: (310) 551-8410

If to Purchaser:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Rodney Richerson Telecopy: (949) 417-6518

with a copy to:	James Chiboucas, Esq. 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Telecopy: (949) 417-6523

and:	Greenberg Traurig LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: L. Bruce Fischer, Esq. Telecopy: (949) 732-6501
10.6    Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Purchaser
10.7    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
10.8    Intentionally Omitted.
10.9    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time. Time is of the essence of each and every provision of this Agreement.
10.10    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.11    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.12    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner). The provisions of this Section 10.12 shall survive Closing.
10.13    Signatures; Counterparts. This Agreement may be executed by electronic or facsimile signature. In addition, to facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
10.14    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.15    Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.16    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company, Escrow Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 10.16 shall survive the closing of the transaction contemplated by this Agreement.
10.17    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
(a)    Exhibit A -    Legal Description of the Land
(b)    Exhibit B -    Personal Property
(c)    Exhibit C-1 -     Lease Schedule
Exhibit C-2 -    Security Deposit Schedule
(d)    Exhibit D -    Operating Agreements Schedule
(e)    Exhibit E -    Deed
(f)    Exhibit F -     Bill of Sale
(g)    Exhibit G -     Assignment and Assumption of Leases

(h)	Exhibit H - Assignment and Assumption of Operating Agreements, Warranties and Intangibles
(i)    Exhibit I -    Notice to Tenants
(j)    Exhibit J -    Certificate of Non-Foreign Status
(k)    Exhibit K -    Tenant Estoppel Certificate
10.18    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
10.19    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.20    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this

Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
10.21    Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; the last paragraph of Section 4.2; 4.5; 5.3; 5.6; 8.1; 9.3; 10.8; 10.12; 10.15; 10.16; 10.22; 10.23; 10.24; and 10.25.
10.22    Natural Hazard Disclosure Statement. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Seller shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”). Purchaser acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 10.22 shall survive the closing of the transaction contemplated by this Agreement.
10.23    1031 Exchange. Either party hereto may elect to seek to structure its purchase or sale, as applicable, of the Property as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”), subject to the limitations set forth herein. Each party shall reasonably cooperate with the other, at no cost, expense, liability or potential liability to such cooperating party (except for de minimus costs), and the non-exchanging party shall not be required to execute any additional documentation other than a simple consent. In addition (i) the party desiring to effectuate a 1031 Exchange shall notify the other party of the same not later than ten (10) days prior to the Closing, (ii) neither party shall be required to incur any additional liabilities or financial obligations as a consequence of such cooperation, (iii) neither party shall be relieved of its obligations, representations or warranties under this Agreement, (iv) any attempt to structure an acquisition or sale of the Property as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing, and (v) neither party shall be required to acquire title to any property other than the Property. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange. Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt by the indemnifying party to structure the transaction as a 1031 Exchange. The provisions of this Section 10.23 shall survive the Closing.
10.24    Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not substantially prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The provisions of this Section 10.24 shall survive the Closing.
10.25    Non-Residential Energy Use Disclosure. Purchaser acknowledges that Seller has complied with California Public Resource Code Section 25402.10 and the disclosure regulations issued in connection therewith (e.g., California Code of Regulations, Title 20, Sections 1680‑1684) by, among other things, delivering to Purchaser the Data Verification Checklist (as such term is defined in California Code of Regulations, Title 20, Section 1681) for the Real Property prior to the date hereof. By Purchaser’s execution of this Agreement, Purchaser acknowledges Purchaser’s receipt of the Data Verification Checklist. Notwithstanding anything herein to the contrary, the disclaimers, releases and waivers under Article IX of this Agreement shall include and apply to any and all claims, rights or remedies of Purchaser arising out of, relating to or in connection with the Seller’s obligations described in the first sentence of this Section 10.25. The provisions of this Section 10.25 shall survive the Closing.
[Next page is signature page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.
SELLER:

EMERYVILLE OFFICE, L.L.C.,
a Delaware limited liability company

By:     EMERYVILLE OFFICE HOLDINGS, L.L.C.,
a Delaware limited liability company,
its Sole Member and Manager

By:    LBA RIV-Company III, LLC,
a Delaware limited liability company,
its Operating Member

By:    LBA REIT IV, LLC,
a Delaware limited liability company
its sole Member and Manager

By:    LBA Realty Fund IV, L.P.,
a Delaware limited liability partnership,
its Sole Manager

By:    LBA Management Company, IV, LLC,
a Delaware limited liability company,
its General Partner

By:    LBA Realty LLC,
a Delaware limited liability company,
its Manager

By:    LBA Inc.,
a California corporation,
its Managing Member
By:    ___/s/ Steve Briggs________
Name: __Steve Briggs___________
Title: __Authorized Signatory____

PURCHASER:

KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By:    __/s/ Charles J. Schreiber, Jr.______
Charles J. Schreiber, Jr.,
Chief Executive Officer

Exhibit A
LEGAL DESCRIPTION OF THE LAND
Real property in the City of Emeryville, County of Alameda, State of California, described as follows:
PARCEL A: (Submerged Parcel) APN 049-1495-003-02
PARCEL 3, PARCEL MAP 1535, FILED JULY 16, 1975, IN MAP BOOK 87, PAGE 88, ALAMEDA COUNTY RECORDS.
EXCEPTING THEREFROM, THAT PORTION THEREOF DESCRIBED IN PARCEL 1A IN THE AMENDED FINAL ORDER OF CONDEMNATION ENTERED AUGUST 19, 1992, IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY CF ALAMEDA, CASE NO. 641062-5, A CERTIFIED COPY OF WHICH RECORDED AUGUST 19, 1992, SERIES NO. 92-272591, OFFICIAL RECORDS OF SAID ALAMEDA COUNTY.
PARCEL B: (Tower I) APN 049-1495-008
PARCEL 1:
PARCEL 1, PARCEL MAP 7523, FILED AUGUST 4, 2000, IN MAP BOOK 252, PAGES 63 AND 64, ALAMEDA COUNTY RECORDS.
PARCEL 2:
NONEXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS GRANTED IN THAT CERTAIN "DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED AUGUST 4, 2000 AS INSTRUMENT NO. 2000232335, AND AS AMENDED BY THAT CERTAIN "FIRST AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED JANUARY 16, 2007 AS INSTRUMENT NO. 2007026642, BOTH OF OFFICIAL RECORDS.
PARCEL C: (Tower II) APN 049-1521-006
PARCEL 1:
PARCEL 2, PARCEL MAP 2426, FILED FEBRUARY 21, 1978, IN MAP BOOK 101, PAGE 41, ALAMEDA COUNTY RECORDS.
PARCEL 2:
AN EASEMENT, APPURTENANT TO PARCEL 2 OF SAID PARCEL MAP 2426, CONVEYED TO TOWER II, A CALIFORNIA LIMITED PARTNERSHIP, BY GRANT OF EASEMENT DATED MAY 18, 1978, RECORDED MAY 24, 1978, IN REEL 5406, IMAGE 111, OFFICIAL RECORDS OF SAID ALAMEDA COUNTY, FOR INGRESS AND EGRESS BY EMERGENCY VEHICLES OF GOVERNMENTAL ENTITIES OVER A PORTION OF PARCEL 1, PARCEL MAP 1179, FILED MAY 22, 1973, IN BOOK 79 OF MAPS, PAGE 59, ALAMEDA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED THEREIN.

PARCEL 3:
NONEXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS GRANTED IN THAT CERTAIN "DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED AUGUST 4, 2000 AS INSTRUMENT NO. 2000232335, AND AS AMENDED BY THAT CERTAIN "FIRST AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED JANUARY 16, 2007 AS INSTRUMENT NO. 2007026642, BOTH OF OFFICIAL RECORDS.
PARCEL D: (Tower III) APN 049-1521-007
PARCEL 1:
PARCEL 3, PARCEL MAP 2426, FILED FEBRUARY 21, 1978, IN MAP BOOK 101, PAGE 41, ALAMEDA COUNTY RECORDS.
PARCEL 2:
AN EASEMENT, APPURTENANT TO PARCEL 3 OF SAID PARCEL MAP 2426, CONVEYED TO F. PIERCE LATHROP BY GRANT OF EASEMENT DATED MAY 18, 1978, RECORDED MAY 24, 1978, IN REEL 5406, IMAGE 111, OFFICIAL RECORDS OF SAID ALAMEDA COUNTY, FOR INGRESS AND EGRESS BY EMERGENCY VEHICLES OF GOVERNMENTAL ENTITIES OVER A PORTION OF PARCEL 1, PARCEL MAP 1179, FILED MAY 22, 1973, IN BOOK 79 OF MAPS, PAGE 59, ALAMEDA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED THEREIN.
PARCEL 3:
NONEXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS GRANTED IN THAT CERTAIN "DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED AUGUST 4, 2000 AS INSTRUMENT NO. 2000232335, AND AS AMENDED BY THAT CERTAIN "FIRST AMENDMENT TO DECLARATION OF RECIPROCAL EASEMENTS WATERGATE OFFICE TOWERS" RECORDED JANUARY 16, 2007 AS INSTRUMENT NO. 2007026642, BOTH OF OFFICIAL RECORDS.

Exhibit B
PERSONAL PROPERTY

[See attached]

B-1

PROPERTY LIST

PROPERTY MANAGEMENT OFFICE	Location	Number of
Reception Desk	T-3, Suite 100	1
Metal file cabinet (5 drawers)	T-3, Suite 100	4
Metal file cabinet (4 drawers)	T-3, Suite 100	8
Metal file cabinet (3 drawers)	T-3, Suite 100	1
Conference room chairs	T-3, Suite 100	21
Large Conference Table	T-3, Suite 100	1
Large wooden credenza	T-3, Suite 100	1
Medium Conference Table	T-3, Suite 100	1
Medium Wooden credenza	T-3 Suite 100	1
Small Conference Table	T-3, Suite 100	1
Microwave	T-3, Suite 100	1
Dishwasher	T-3, Suite 100	
Refrigerator	T-3, Suite 100	1
Sofa Chairs	T-3, Suite 100	4
Coffee Table	T-3, Suite 100	1
Office Cubicles	T-3, Suite 100	6
Cubicle furniture files (2 drawers)	T-3, Suite 100	5
Desks	T-3, Suite 100	7
Side Chairs Office	T-3, Suite 100	12
Bookshelf Credenza	T-3, Suite 100	2
Large whiteboards	T-3, Suite 100	2
Medium white board	T-3, Suite 100	2
Wooden Desk 3 Piece set	T-3, Suite 100	7
Office Desk Chairs	T-3, Suite 100	6
Toshiba Copier	Buyer to assume lease	1
Front Desk Computer	Management Office	1
PA's (Ebony) Computer	Management Office	1
APM's (Ebony) Computer	Management Office	1
PM's (Elizabeth's) Computer	Management Office	1
Large Towers Aerial in conference room	Management Office	1
Brian's Computer	Engineering office	1
2nd Engineering computer	Engineering office	1
Avaya Phone System	Management Office	1
Avaya handsets	Management Office	10
All networking equipment	Management Office	1
FITNESS CENTER		
Flat screen TVs	Fitness Center	3
DVD Player	Fitness Center	1
TRX System	Fitness Center	1
Stair Climber	Fitness Center	1
Elliptical Trainer	Fitness Center	3
Treadmills	Fitness Center	4
Stationary Bikes	Fitness Center	7

Weight balls w/ rack	Fitness Center	1
Matrix Hoist System	Fitness Center	1
Hip sled	Fitness Center	1
Curl	Fitness Center	1
Seated row	Fitness Center	1
Lat pull down	Fitness Center	1
Arm Extension	Fitness Center	1
Leg Extension	Fitness Center	1
Leg Curl	Fitness Center	1
Hoist/Curl	Fitness Center	1
Hip Adductor	Fitness Center	1
Hip Abductor	Fitness Center	1
Shoulder Press	Fitness Center	1
Chest Press	Fitness Center	1
Ab Curl	Fitness Center	1
Free Weights set w/rack	Fitness Center	1
Dumbbells set w/racks	Fitness Center	1
Dual Hoist	Fitness Center	1
weight benches	Fitness Center	2
Bench press bench w/ bar	Fitness Center	1
CONFERENCE CENTER		
Medium Centerpiece Table	Conference Center	1
Small Coffee Tables	Conference Center	2
Sofa Chairs	Conference Center	6
Wood Chairs	Conference Center	6
Large Conference Table	Conference Room A	1
Small Coffee Tables	Conference Room A	1
Swivel Chairs	Conference Room A	14
Medium Conference Table	Conference Room B	1
Swivel Chairs	Conference Room B	12
Small Conference Table	Conference Room C	1
Swivel Chairs	Conference Room C	6
Classroom-Style Chairs	Conference Room D	38
Medium Classroom Chairs	Conference Room D	16
8 foot long while folding tables	Vacant suite 250	20
32 while folding chairs	Vacant suite 250	32
Refrigerator	Conference area kitchen	1
Microwave	Conference area kitchen	1
Wireless Router	Conference Room D	1
white chained stanchions	2bd floor closet T-2	10
silver belted stanchions	2nd floor Closet T-2	25
11x17 sign holders moveable	T-2	6
Large marketing poster sign holder	T-2	3
11x17 sign holder (not moveable)	T-2	2
small sign holders	T-2	2

COLLABORATION LOUNGE		
Sofas	T-3 - Collaboration lounge	3
lounge chairs	T-3 - Collaboration lounge	4
Side tables	T-3 - Collaboration lounge	4
Bar table area	T-3 - Collaboration lounge	1
large vase planter	T-3 - Collaboration lounge	2
Long silver planter	T-3 - Collaboration lounge	1
Sharp 50" TV	T-3 - Collaboration lounge	2
Long leather bench	T-3 - Lobby	1
Ipads	T-3 Collaboration	2
Wireless Router	T-3 Lobby wireless, in the ceiling of collaboration lounge	1
OUTDOOR SEATING AREAS		
Teak Tables	1900 T-1 near drive aisle	6
Teak Chairs	1900 T-1 near drive aisle	23
Teak love cushioned love seats	T-3 - Mezzanine	2
Wicker cushioned love seats	T-3 Mezzanine	2
Teak cushioned chairs	T-3 Mezzanine	4
Wicker cushioned chairs	T-3 Mezzanine	2
Teak coffee tables	T-3 Mezzanine	3
Teak side tables	T-3 Mezzanine	3
6 foot teak table	T-3 Mezzanine	1
Teak benches	T-3 Mezzanine	3
Teak square tables	T-3 Mezzanine	7
Teak round tables	T-3 Mezzanine	4
Teak Chairs	T-3 Mezzanine	42
	T-3 Mezzanine	
PARKING OFFICE		
Desks	Parking Office	2
Chairs	Parking Office	2
Printer	Parking Office	1
Book Cases	Parking Office	1
File Cabinet	Parking Office	1
Telephones	Parking Office	2
Credit Card Machines	Parking Office/Garage	1
Safes	Parking Office	2
Computer	Parking Office	2
Monitors	Parking Office	2
Keyboard	Parking Office	2

Microwave	Parking Storage	1
Refrigerator	Parking Office	1
Wall Unit Heater	Parking Office	1
ENGINEERING		
Dayton wet dry Vacuum	Roof T-1	1
Move - n - Cool	1st Floor T-1	1
Recovery unit	16th floor closet T-3	1
Vacuum pump	16th floor Closet T-3	1
Refrigerant gauges	16th floor Closet T-3	1
Refrigerant scale	16th floor Closet T-3	1
Refrigerant leak detector	16th floor Closet T-3	1
Pressure washer	roof T-3	1
Move-n-cool	12th floor T-3	1
Hand transfer fuel pump	Fire Pump room T-2	1
Wet Dry vacs	roof T-2	2
Power logger	1st floor T-2	1
Key cutting machine	1st floor T-2	1
Alnor flow hood (analog)	1st floor T-2	1
Alnor flow hood (digital)	2nd floor T-2	1
Alnor flow hood 1x5 hood	2nd floor T-2	1
Genie Lift	2nd floor T-2	1
Work benches	Parking Garage -Storage Shed T-2	2
Refrigerator	Engineering Break Room T-2	1
Lockers (2 sets of 3)	Engineering Locker Room T-2	2
Rofrost Industrial Kit - Pipe Freeze Kit	Tool Room -Meter Elec. Equip Closet T-2	1
ITL950 - Digital Key Cutter	Tool Room -Key Room T-2	1
RYTAN - Key Copier	Tool Room -Key Room T-2	1
OTC Puller Set & Cabinet	Tool Room T-2	1
Travel turbo torch set	Shed - Parking Garage	1
Drain snake (50)	Shed - Parking Garage	1
Move-n-cool	Shed - Parking Garage	2
Air Compressor	Shed - Parking Garage	1
Tube cleaner	Shed - Parking Garage	1
Medium duty generator	Shed - Parking Garage	1
Radios	Engineering Office T-2	6
Charger for Radios (6 strip)	Engineering Office T-2	1
Individual Chargers for Radios	Engineering Office T-2	3
Cannon Copier	Engineering Office T-2	1
Desks	Engineering Office T-2	2
Refrigerator	Engineering Office T-2	1

Microwave	Engineering Office T-2	1
File cabinets	Engineering Office T-2	4
JANITORIAL EQUIPMENT		
Janitorial Cell phones (ABM owned)	Janitorial break room	**2**
Refrigerator	Janitorial break room	1
Microwave	Janitorial break room	1
table	Janitorial break room	1
chairs	Janitorial break room	2
proteam 1500 Xp	Janitorial Closet	12
proteam 1500 xp broken	Janitorial Closet	6
proteam back vac	Janitorial Closet	7
wet vac	Janitorial Closet	5
floor machines	Janitorial Closet	3
hi speed buffers	Janitorial Closet	2
water pressure Honda	Janitorial Closet	1
carpet extraction	Janitorial Closet	1
Radios	Janitorial Closet	10
SECURITY EQUIPMENT		
Security manager desk	T-3 Security office	1
Security Lockers	T-3 Security office	6
Microwave	T-3 Security office	1
Chairs	T-3 Security office	4
Radios	Break Room	6
Chargers for Radios	Break Room	8
Golf Cart	Parking Garage	1
Access Control - C Cure Dell OptiPlex 990 computer w/Intel Core i7 vPro & Windows 7 | Viewsonic VA903b 19" monitor | mouse & keyboard.	T-1	1
Video Surveillance - Open Eye computer | ASUS 19" monitor | mouse & keyboard | Open Eye NVR | APC back-up UPS | Pelco 9760 multiplexer	T-1	1
Cell Phone - Samsung Galaxy S4 (CyCop reporting) w/charger	T-1	1
Access Control - C Cure Dell Optiplex 280 computer w/Intel Pentium 4 w/Windows XP | Orion 19" monitor | mouse & keyboard | HP Laser Jet 4000n printer	T-2	1
Video Surveillance - Open Eye computer | AZONE 17" monitor | mouse & keyboard | Open Eye NVR | 2 - APC back-up UPS | Pelco 9760 multiplexer	T-2	1
Cell Phone - Samsung Galaxy S4 (CyCop reporting) w/charger	T-2	1

Video Surveillance - Open Eye computer | Vicon 19" monitor | mouse & keyboard | Open Eye NVR | APC back-up UPS.	T-3	1
Cell Phone - Samsung Galaxy S4 (CyCop reporting) w/charger	T-3	1

Exhibit C-1
LEASE SCHEDULE

TOWER I (1900 POWELL STREET)
Suite	Tenant	Lease Documents
115	Specialty's Café & Bakery, Inc.
120	Medical Evaluation Specialists, a California corporation
130/135	ABM Services, Inc., a California corporation
150	NNE Pharmaplan, Inc., a North Carolina corporation
250	E2 Consulting Engineers, Inc., a California corporation
265	Sutter Health, a California nonprofit public benefit corporation
285	Lincus, Inc., an Arizona corporation
420	Credence ID, LLC, a Delaware limited liability company
440	Maxim Healthcare Services, Inc., a Maryland corporation
450	Hyde Engineering + Consulting, Inc., a Colorado corporation
460	Ark Studio West, Inc., a California corporation
470	Macks Craic, Inc., a California corporation, d/b/a Macks
600	RGN-Emeryville I, LLC, a Delaware limited liability company
700	M.A.C. Cosmetics Inc., a California corporation
750	Adamas Pharmaceuticals, Inc., a Delaware corporation (formerly known as Neuromolecular Pharmaceuticals, In.)
820	Forefront Telecare, Inc., a Delaware corporation
840	Witt/Kieffer, Ford, Hadelman, Lloyd Corp., a Delaware corporation
890	American Trash Management, Inc., a California corporation
1200	American Automobile Association of Northern California, Nevada & Utah, a California non-profit mutual benefit corporation
140/300/400/ 475/480	Sutter Visiting Nurse Association and Hospice, a California not-for-profit public benefit corporation
N/A	Captivate Network, a division of Gannett Satellite Information Network, Inc.
N/A	Pacific Bell Telephone Company, a California corporate, doing business as AT&T California

Note: List of Lease Documents to be prepared by Purchaser and approved by Seller prior to the expiration of the Inspection Period.

TOWER II (2200 POWELL STREET)
Suite	Tenant	Lease Documents
150/700/765 /795	Environ International Corporation, a Virginia corporation
1125	Caltrop Corporation, a California corporation
100	Centre for Neuro Skills - S.F., a California corporation
105	Bank of Alameda, a California corporation
130	Centre for Neuro Skills - S.F., a California corporation
200	Wood Warren & Co., LP, a California limited partnership
205	Pay Governance LLC, a Florida limited liability company
210	Telestream, Inc., a Delaware corporation
220/460/470	Confirmit, Inc., a Delaware corporation
300	GXS, Inc., a Delaware corporation
310	Go Smile, a Delaware corporation
330	Moka5, Inc., a Delaware corporation
350	Ruiz & Sperow, L.L.P., a California limited liability partnership
370	Sympro, Inc., a California corporation
430	OSKR, LLC,a California limited liability company
440	Robert A. Heimbucher, an individual, and Kevin A. Anderson, an individual
450	Dura Chemicals, Inc., a Delaware corporation
500	Stat Revenue, Inc., a California corporation
510	Silicon Valley Technical Staffing, a California corporation
515	Beghou Consulting, Inc., an Illinois corporation
600	Exponential Interactive, Inc., a Delaware corporation (expires 12/31/14)
600	Tanium, Inc., a Delaware corporation
740	Law Office of John F. Prentice, Inc., a California corporation, doing business as John F. Prentice & Associates, Inc.
800	Dohmen Safety, LLC, a Wisconsin limited liability company
900	Rocket Software, Inc., a Delaware corporation
925	Weiss Realty and Capital LLC, a Delaware limited liability company
990	Morris and Morris, Certified Public Accountants, a California general partnership
1000	Industrial Employers and Distribution Association, a California on-profit corporation
1010	Research Group International, Inc., a California company
1025	Human Synergistics, Inc., a Michigan corporation
1070	CRMantra, Inc., a California corporation
1080	Brennan & Associates Risk Management and Insurance Services, Inc., a California corporation

1090	Michael Steele Accountancy Corporation ("Steele") and N2CON, Inc., a California corporation ("N2Con") collectively, jointly and severally
1220	Berkeley Research Group, LLC, a Nevada corporation
N/A	Pacific Bell Telephone Company, a California corporate, doing business as AT&T California

TOWER III (2000 POWELL STREET)
Suite	Tenant	Lease Documents
1300/1500	Gracenote, Inc., a Delaware corporation
100	LBA Realty LLC, a Delaware limited liability company
110	Why Cook, Inc., a California corporation
115	Summit Bank, a California banking corporation
125	Law Offices of Semha Alwaya, a professional corporation ("Tenant"), and Semha Alwaya, individually, dba Law Offices of Semha Alwaya
140	Wellbound of Emeryville, LLC, a Delaware limited liability company
200	Sutter Connect, LLC, a California limited liability company, dba Sutter Physician Services
300	ZipRealty, Inc., a Delaware corporation
400	Wells Fargo Bank, N.A., a national banking association
500	Mr. Copy, Inc., a California corporation
510	Competition Economics LLC, A California limited liability company
520	Principal Life Insurance Company, an Iowa corporation
530	Nanoshift LLC, a California limited liability company
540	Certified Business Service/Unlimed, Inc.,
550	Vali Cooper & Associates, Inc., a California corporation
600	Scientific Certification Systems, Inc., a California corporation
700	Arcadis U.S., Inc., a Delaware corporation
800	Oto Bailey Fukumoto & Mishima, Inc., a California corporation
820	The Variable Annuity Life Insurance Company, a Texas corporation
830	Alta Bates Medical Group, Inc., a California corporation
850/860	OnPoint Analytics, Inc., a California corporation
900	Foran Glennon Palandech Ponzi & Rudloff P.C., an Illinois professional corporation
920	Montezuma Wetlands LLC, a California limited liability company
930	Interfunds, Inc., a California corporation
970	Data Driven Decisions, Inc., a California corporation, dba 3D Group
1100	The Regents of the University of California, a California corporation
1240	Devon Self Storage Holdings (US) LLC, a Delaware limited liability company
1250	The McLean Group, LLC, a limited liability company in the Commonwealth of Virginia
1260	Kenneth Mark Dychtwald & Madelyn Dychtwald, collectively and individually, jointly and severally

1280	Commercial Real Estate Service, a California partnership
1286	Amitai Schwartz, an individual
1290	Malcolm Roberts, an individual, dba Roberts & Co., CPAs
1425	Bishop Barry Drath, a California professional corporation
1600	Carlson Quinn, Inc., a California corporation
1605	Janet L. Dobrovolny, an individual
1650	Wiss, Janney, Elstner Associates, Inc., an Illinois corporation
1655	Wiss, Janney, Elstner Associates, Inc., an Illinois corporation
N/A	Pacific Bell Telephone Company, a California corporate, doing business as AT&T California

Exhibit C-2
SECURITY DEPOSIT SCHEDULE

C-1

Exhibit C-2

SECURITY DEPOSIT SCHEDULE

TOWER I (1900 POWELL STREET)		
Suite	**Tenant**	**Security Deposit**
115	Specialty's Café & Bakery, Inc.	$8,000.00
120	Medical Evaluation Specialists, a California corporation	$6,244.46
150	NNE Pharmaplan, Inc., a North Carolina corporation	$4,537.24
250	E2 Consulting Engineers, Inc., a California corporation	$12,982.00
265	Sutter Health, a California nonprofit public benefit corporation	$6,719.26
285	Lincus, Inc., an Arizona corporation	$4,768.35
420	Credence ID, LLC, a Delaware limited liability company	$5,196.90
450	Hyde Engineering + Consulting, Inc., a Colorado corporation	$6,979.00
460	Ark Studio West, Inc., a California corporation	$8,755.20
470	Macks Craic, Inc., a California corporation, d/b/a Macks	$3,901.33
700	M.A.C. Cosmetics Inc., a California corporation	$13,500.00
750	Adamas Pharmaceuticals, Inc., a Delaware corporation (formerly known as Neuromolecular Pharmaceuticals, In.)	$37,652.29
820	Forefront Telecare, Inc., a Delaware corporation	$7,765.78
840	Witt/Kieffer, Ford, Hadelman, Lloyd Corp., a Delaware corporation	$5,008.08
890	American Trash Management, Inc., a California corporation	$5,546.52
140/300/400/ 475/480	Sutter Visiting Nurse Association and Hospice, a California not-for-profit public benefit corporation	$44,874.51

TOWER II (2200 POWELL STREET)		
Suite	**Tenant**	**Lease Documents**
150/700/765 /795	Environ International Corporation, a Virginia corporation	$39,426.40
1125	Caltrop Corporation, a California corporation	$15,000.00
100/130	Centre for Neuro Skills - S.F., a California corporation	$56,823.12
105	Bank of Alameda, a California corporation	$4,200.00
200	Wood Warren & Co., LP, a California limited partnership	$10,734.54
205	Pay Governance LLC, a Florida limited liability company	$10,853.24
210	Telestream, Inc., a Delaware corporation	$5,968.08
220/460/470	Confirmit, Inc., a Delaware corporation	$10,835.20
300	GXS, Inc., a Delaware corporation	$14,625.44
310	Go Smile, a Delaware corporation	$10,042.94
330	Moka5, Inc., a Delaware corporation	$9,328.55
350	Ruiz & Sperow, L.L.P., a California limited liability partnership	$3,425.10
370	Sympro, Inc., a California corporation	$5,000.00
430	OSKR, LLC,a California limited liability company	$30,479.53
440	Robert A. Heimbucher, an individual, and Kevin A. Anderson, an individual	$5,800.00
450	Dura Chemicals, Inc., a Delaware corporation	$7,269.30
500	Stat Revenue, Inc., a California corporation	$24,231.54
510	Silicon Valley Technical Staffing, a California corporation	$8,910.04
515	Beghou Consulting, Inc., an Illinois corporation	$13,977.10
600	Exponential Interactive, Inc., a Delaware corporation (expires 12/31/14)	$52,414.35
600	Tanium, Inc., a Delaware corporation	$75,000.00
740	Law Office of John F. Prentice, Inc., a California corporation, doing business as John F. Prentice & Associates, Inc.	$4,400.00
800	Dohmen Safety, LLC, a Wisconsin limited liability company	$75,523.00
900	Rocket Software, Inc., a Delaware corporation	$25,886.00
925	Weiss Realty and Capital LLC, a Delaware limited liability company	$41,900.00
990	Morris and Morris, Certified Public Accountants, a California general partnership	$2,427.15
1000	Industrial Employers and Distribution Association, a California on-profit corporation*	$23,350.68
1025	Human Synergistics, Inc., a Michigan corporation	$5,269.36
1070	CRMantra, Inc., a California corporation	$5,221.81
1080	Brennan & Associates Risk Management and Insurance Services, Inc., a California corporation	$6,238.75
1090	Michael Steele Accountancy Corporation ("Steele") and N2CON, Inc., a California corporation ("N2Con") collectively, jointly and severally	$2,300.00
1220	Berkeley Research Group, LLC, a Nevada corporation	$84,800.00

*Industrial Employers and Distribution Association has a Letter of Credit on file for $30,000.

TOWER III (2000 POWELL STREET)		
Suite	**Tenant**	**Lease Documents**
110	Why Cook, Inc., a California corporation	$3,500.00
125	Law Offices of Semha Alwaya, a professional corporation ("Tenant"), and Semha Alwaya, individually, dba Law Offices of Semha Alwaya	$4,600.00
140	Wellbound of Emeryville, LLC, a Delaware limited liability company	$7,000.00
200	Sutter Connect, LLC, a California limited liability company, dba Sutter Physician Services	$24,000.00
300	ZipRealty, Inc., a Delaware corporation	$120,000.00*
500	Mr. Copy, Inc., a California corporation	$10,970.43
510	Competition Economics LLC, A California limited liability company	$7,698.00
530	Nanoshift LLC, a California limited liability company	$3,000.00
540	Certified Business Service/Unlimed, Inc.,	$25,674.00
550	Vali Cooper & Associates, Inc., a California corporation	$19,204.25
600	Scientific Certification Systems, Inc., a California corporation	$58,106.62
700	Arcadis U.S., Inc., a Delaware corporation	$62,318.10
800	Oto Bailey Fukumoto & Mishima, Inc., a California corporation	$27,888.75
830	Alta Bates Medical Group, Inc., a California corporation	$25,427.20
850/860	OnPoint Analytics, Inc., a California corporation	$21,365.44
900	Foran Glennon Palandech Ponzi & Rudloff P.C., an Illinois professional corporation	$24,501.52
920	Montezuma Wetlands LLC, a California limited liability company	$8,524.84
930	Interfunds, Inc., a California corporation	$6,520.92
970	Data Driven Decisions, Inc., a California corporation, dba 3D Group	$6,370.00
1240	Devon Self Storage Holdings (US) LLC, a Delaware limited liability company	$5,878.00
1250	The McLean Group, LLC, a limited liability company in the Commonwealth of Virginia	$2,611.18
1260	Kenneth Mark Dychtwald & Madelyn Dychtwald, collectively and individually, jointly and severally	$7,395.18
1280	Commercial Real Estate Service, a California partnership	$2,934.75
1286	Amitai Schwartz, an individual	$3,200.00
1290	Malcolm Roberts, an individual, dba Roberts & Co., CPAs	$13,050.52
1425	Bishop Barry Drath, a California professional corporation*	$54,853.64
1600	Carlson Quinn, Inc., a California corporation	$10,254.13
1650/1655	Wiss, Janney, Elstner Associates, Inc., an Illinois corporation	$38,349.76

*Bishop Barry Drath has a Letter of Credit on file in the amount of $145,158.86; ZipRealty has a Letter of Credit on file in the amount of $120,000.

Exhibit D
OPERATING AGREEMENTS SCHEDULE

[See attached]

D-1

OPERATING CONTRACTS SUMMARY
THE TOWERS AT EMERYVILLE

Vendor	Service Type	Term	Cancellation Provision
McNevin	Carpet Cleaning	MTM	30 days written notice
RLH	Fire/Life Safety - Quarterly Sprinkler Testing	MTM	30 days written notice
Pyro-comm	Fire/Life Safety - Remote Monitoring	MTM	30 days written notice
Pyro-comm	Fire/Life Safety - Semi / Annual Fire Alarm Testing	MTM	30 days written notice
Club Care	Fitness Equipment Maintenance	MTM	30 days written notice
Electro Motion	Generator Set Systems Maintenance	6/1/2014-12/31/14	30 days written notice
Air Systems	HVAC - BMS Maintenance	MTM	30 days written notice
Pacific Coast Trane	HVAC - Chiller Service	1Year Exp 3/31/2015	30 days written notice
Thermal Mechanical	HVAC - Boiler Maintenance	MTM	30 days written notice
Automatic Controlls Engineering	HVAC - BMS Maintenance	1 Year Exp 4/30/15	30 days written notice
Coast Landscape Maintenance	Landscape - Exterior (Maintenance)	MTM	30 days written notice
Coast Landscape Maintenance	Landscape - Exterior (Color changes)	MTM	30 days written notice
City Leaf	Landscape - Interior	1 Year Exp 8/31/15	30 days written notice
Century Lighting	Exterior Lighting Maintenance	MTM	30 days written notice

1 of 2

OPERATING CONTRACTS SUMMARY
THE TOWERS AT EMERYVILLE

Vendor	Service Type	Term	Cancellation Provision
Impark	Parking	MTM	30 days written notice
Alliance Roofing	Roof Maintenance	One Time Only	N/A
Waste Management	Trash Disposal	1 Year Exp 9/30/14	30 days written notice
Chem Aqua	Water Treatment	MTM	30 days written notice
Baker's Floor Care	Wood/Metal/Stone Maintenance	1 YR Exp 2/28/15	30 days written notice
4Paws Goose Control	Goose Control Service	MTM	30 days written notice
Clark Pest Control	Pest Control	MTM	30 days written notice
Caledonian	Pressure Washing	MTM	30 days written notice
Caledonian	Window Washing	MTM	30 days written notice

2 of 2

Exhibit E
DEED

RECORDING REQUESTED BY:

AND WHEN RECORDED RETURN TO:

Attn:

(Above Space for Recorder’s Use Only)
In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by separate statement which is not being recorded with this Grant Deed.
GRANT DEED
FOR VALUE RECEIVED, ______________________ (“Grantor”), hereby grants as of this ______ day of ___________, 20__, to                          , a                      (“Grantee”), all that certain real property (“Property”) described on Exhibit A attached hereto and incorporated herein by reference, together with all buildings and improvements located thereon and any and all improvements, easements, privileges and rights appurtenant thereto.
THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:
(a)    A lien not yet delinquent for taxes for real property and personal property, and any general or special assessments against the Property; and
(b)    All liens, encumbrances, easements, covenants, conditions and restrictions of record.

IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the date first set forth above.

“GRANTOR”	_____________________,
a ______________________

By:	___________________,
a _________________,
General Partner

By: ___________________
Name: _________________
Title:___________________

ACKNOWLEDGMENT

State of _____________
County of ___________

On ______________________ before me, _____________________________________,
    (here insert name and title of the notary)
personally appeared ______________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

EXHIBIT A
LEGAL DESCRIPTION

Document No.: _______________
Date Recorded: _______________ ___, 20__
STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE
MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER
(Pursuant to Section 11932 R&T Code)

To:	Registrar Recorder County of _______________, California
Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:
_________________________
(as grantor)
_________________________
(as grantee)
Property described in the accompanying document is located in
( ) unincorporated area of the County of ________________
( ) City of ______________.
The amount of tax due on the accompanying document is $__________
____X_____    Computed on full value of property conveyed, or

__________	Computed on full value less liens and encumbrances remaining at time of sale.

“GRANTOR”	______________________________, a ____________________________
By: ___________________________
Name:     ________________________
Title: _________________________

Exhibit F
BILL OF SALE
For good and valuable consideration, the receipt of which is hereby acknowledged, ______________, a _______________ (“Seller”), does, as of this _____ day of _____________, 20__, hereby sell, transfer and convey to __________________________________ (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and used exclusively in connection with the operation of that certain real property known _____________________, California, and more particularly described in Exhibit A attached hereto (the “Property”).
Purchaser acknowledges that the sale of the personal property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.
This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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F-1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

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Exhibit G
ASSIGNMENT AND ASSUMPTION OF LEASES
This Assignment and Assumption of Leases (this “Assignment”) dated as of _______________, _____ is entered into by and between ________________,a______________ (“Assignor”), and (“Assignee”).
W I T N E S S E T H
WHEREAS, Assignor is the lessor under those certain lease agreements identified on Exhibit B attached hereto (the “Leases”) executed with respect to that certain real property commonly known as ____________________, California (the “Property”) as more fully described in Exhibit A attached hereto;
WHEREAS, Assignor, as Seller, and ________________________________, as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of _________________, _____ (the “Purchase Agreement”) conveying the Property (as defined in the Purchase Agreement); and
WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;
Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:
1.    Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.
2.    Effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Leases to the extent accruing and applicable to the period after the Effective Date.
3.    Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.
4.    In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.
5.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
6.    This Assignment shall be governed by and construed in accordance with the laws of the State of California.

7.    Assignee acknowledges that, except as provided in the Purchase Agreement, the conveyance of the leases herein is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Except as provided in the Purchase Agreement, Assignee has not relied and will not rely on, and assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the leases or relating thereto (including specifically, without limitation, information packages distributed with respect to the real property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.
8.    This Assignment is delivered pursuant to the Purchase Agreement.
9.    For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).
10.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A
Legal Description of Property
(See Attached)

EXHIBIT B
Leases
(See Attached)

Exhibit H
ASSIGNMENT AND ASSUMPTION OF
OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES
THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES is made and entered into as of this ____ day of ___________, ____, by ________________,a__________________ (“Assignor”), and                      (“Assignee”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:
(A)    all warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”);
(B)    all of the service contracts listed in Exhibit C attached hereto (the “Service Contracts”); and
(C)    any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of ____________________, ____ between Assignor and _________________________ (the “Purchase Agreement”)).
ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:
1.    Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Service Contracts to the extent accruing and applicable to the period after the Effective Date.
2.    In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.
3.    This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
4.    This Assignment shall be governed by and construed in accordance with the laws of the State of California.
5.    This Assignment is delivered pursuant to the Purchase Agreement.

6.    Assignee acknowledges and agrees that, except as provided in the Purchase Agreement, the conveyance of the service contracts, warranties and intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Except as provided in the Purchase Agreement, Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the service contacts, warranties or intangibles or relating thereto (including specifically, without limitation, information packages distributed with respect to the property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.
7.    For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).
8.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.
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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A
Legal Description of Property
(See Attached)

EXHIBIT B
Warranties & Guaranties
(See Attached)

EXHIBIT C
Service Contracts
(See Attached)

Exhibit I
NOTICE TO TENANTS
_____________, ____

To:	________________________ ________________________ ________________________
Re:    Notice of Lease Assignment

Premises:	_________________________________ _________________________________
Ladies and Gentlemen:
Please be advised that the Premises have been acquired by, and the Lessor’s interest in your lease and your security deposit (if any) have been assigned, to _______________ ________________________________________ (“New Owner”).
All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:
_____________________________
_____________________________
_____________________________
_____________________________
_____________________________

All future inquiries should be directed to:
_____________________________
_____________________________
_____________________________
_____________________________
_____________________________
Very truly yours,

Prior Owner:	_____________________________
By:    _______________________
Name:    _______________________
Title:    _______________________

I-1

New Owner:	_____________________________
By:    _______________________
Name:    _______________________
Title:    _______________________

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Exhibit J
CERTIFICATE OF NON‑FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________, a ___________________ (“Seller”), the undersigned hereby certifies, as of this ____ day of _________, 2014, the following on behalf of Seller:
1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;
3.    Seller’s U. S. employer identification number is _______________; and
4.    Seller’s office address is:
c/o LBA Realty LLC
3347 Michelson Drive, Suite 200
Irvine, California 92612
Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

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K-1

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

SELLER:		,
a

By:
Name:
Title:

K-2

Exhibit K
TENANT ESTOPPEL CERTIFICATE
[Date]
KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Rodney Richerson

Re:
Lease dated ____________________, ____ (the “Lease”) executed between _______________________________ (“Landlord”), and ____________________ (“Tenant”), for those premises located at _____________________ and consisting of approximately ____ square feet (“Premises”).

Gentlemen:
The undersigned Tenant understands that you or your assigns intend to acquire that property located at (the “Property”) from ________________________. The undersigned Tenant does hereby certify to you and your successor and assigns, and to your lender or capital source, and its successors and assigns, as follows:

A.	The Lease consists only of the documents identified in items 1 and 2 on Schedule A attached hereto (“Schedule A”). Tenant has accepted and is in possession of the Premises.

B.
The Lease is in full force and effect and has not been modified, supplemented, or amended except as indicated in Item 2 on Schedule A. Attached are true, complete and accurate copies of the Lease and all amendments, guarantees, security agreements, subleases and other documents pertaining to the Lease.

C.
There are not any uncured defaults in the performance of Landlord’s obligations under the Lease, and Tenant has no existing claim against Landlord by reason of any default by Landlord in the performance of Landlord’s obligations under the Lease. There are not any uncured defaults in the performance of Tenant’s obligations under the Lease.

D.
All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the Premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant.

E.
Landlord does not owe any amount to Tenant. Tenant has no right to any concession (rental or otherwise) or similar compensation pertaining to the Lease or Premises. Tenant does not claim any offsets or credits against rents or other charges payable under the Lease.

K-1

F.	Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.

G.	Tenant has fully paid rent on account of the month of ______, ______; the current base rent under the Lease is as shown in Item 4 on Schedule A.

H.	Tenant has not paid any rentals in advance except for the current month of ________________, ____.

I.
Tenant’s prorata share of the entire Property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is ____%. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):

Increases over base year 20__.
Increases over a stipulated amount per square foot ____/sf.
All operating expenses and real estate taxes (net lease).

J.	The term of the Lease commenced on and will terminate on the dates indicated in Item 5 on Schedule A.

K.
Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal or option to lease space in addition to the premises demised under the Lease. Tenant has no right of first refusal or option to purchase the Property or any part thereof.

L.
Neither the Lease nor any other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; or (ii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein:___________________________________________________________.

M.	Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the Premises.

TENANT:		,
a

By:
Name:
Title:

K-2

SCHEDULE A

1.    Lease:
Landlord:
Tenant:         ____________________
Suite #:        ____________________
Date:            ____________________
2.    Modifications and/or Amendments
(a)    Date:         _____________________
(b)    Date:         _____________________
(c)    Date:        _____________________
3.    Security Deposit
(currently held by
Landlord)        $____________________ [in cash][letter of credit]
4.    Monthly Base Rent
for current term
of Lease        $ ____________________
5.    Commencement Date: ______________________
Termination Date:     ______________________
6.    Right of First refusal to Lease
or option            __________
(if none, state “None”)
If “yes”, does such right or option still exist or has such right or option been     exercised or waived?

Still Exists ___    Exercised ___         Waived ____

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